Exhibit 99.1

PRESS RELEASE Contact: eLoyalty Corporation Steve Pollema, Vice President, Operations and Chief Financial Officer (847) 582-7100 ir@eloyalty.com	eLoyalty Corporation 150 Field Drive, Suite 250 Lake Forest, Illinois 60045 www.eloyalty.com t 847.582.7000 f 847.582.7001

eLoyalty Reports Second Quarter 2007 Results

LAKE FOREST, IL, August 8, 2007 – eLoyalty Corporation (Nasdaq: ELOY), a leading enterprise CRM services and solutions company, today announced financial results for the second quarter ended June 30, 2007.

For the second quarter of 2007, total revenue was $26.0 million and the net loss was $3.9 million. The net loss available to common shareholders was $0.52 per share. eLoyalty realized an “Adjusted Earnings1” loss of $1.1 million for the second quarter of 2007, a $2.8 million improvement over the prior year period. Adjusted Earnings is a non-GAAP measure. For a reconciliation of Adjusted Earnings loss to operating loss, see the accompanying schedule.

The following is a summary of revenue by major component:

	Three Months Ended		Six Months Ended
(000’s)	6/30/2007	7/1/2006	6/30/2007	7/1/2006
Revenue:
Consulting services	$13,637	$9,720	$26,983	$21,380
Managed services	9,664	5,903	18,495	11,122

Services revenue	23,301	15,623	45,478	32,502
Product	1,356	3,877	5,763	5,837

Net revenue	24,657	19,500	51,241	38,339
Reimbursed expenses	1,313	1,050	2,651	1,838

Total revenue	$25,970	$20,550	$53,892	$40,177

Highlights

eLoyalty focuses on two emerging market niches: Behavioral Analytics™ and Cisco’s Converged IP for Contact Centers (“CIPCC”). The Company’s significant achievements in the second quarter of 2007 include:

•	Increased Services revenue 49% year over year and 5% sequentially
•	Grew CIPCC Services revenue 55% and Behavioral Analytics™ revenue 656% year over year, setting record levels for these service lines
•	Posted a record $9.7 million of Managed services revenue
•	Served a record number of Managed services customers (75) and CIPCC Managed services customers (58)
•	Improved Adjusted Earnings by $2.8 million year over year
•	Signed three new Behavioral Analytics™ assessments and closed one new deployment contract

PRESS RELEASE

Deferred Revenue

eLoyalty deferred revenue of $1.0 million during the second quarter of 2007 related to Behavioral Analytics™ contracts and CIPCC multi-element contracts. The Company recognized $0.9 million of previously deferred revenue during the quarter.

As of June 30, 2007, the Company had deferred revenue of $8.1 million related to Behavioral Analytics™ contracts and CIPCC multi-element contracts. It is anticipated that $3.9 million of this deferred revenue will be recognized over the next twelve months.

Expense Classification Changes

In the first quarter of 2007, eLoyalty began to classify certain expenses that had been previously reported within Cost of Services as Selling, General, and Administrative expense. We believe this revised classification will provide a clearer understanding of the key profit/loss drivers and investments in our business. These changes are the result of the ongoing evolution of our business model from Consulting to Managed services and the investments we are making to build market share and competitive advantage with our Behavioral Analytics™ service line. The changes, which will be reflected prospectively in our Income Statement, are as follows:

•	Costs associated with Behavioral Analytics™ solution development and certain other Managed services administrative and support costs
•	Non-billable costs associated with our vertical industry teams, made up of industry experts, account partners, and project managers
•	Costs associated with overall delivery management and administrative support personnel

The impact of these changes in the second quarter of 2007 decreased Cost of Services and, correspondingly, increased Selling, General, and Administrative expense by $4.8 million.

Current Business Outlook

eLoyalty provides guidance for Services revenue only, as Product revenue from the sale of third-party software and hardware can fluctuate substantially between periods and is not a primary focus of the Company’s business.

The Company’s guidance for the third quarter of 2007 is to achieve Services revenue in the range of $23.0 million to $24.0 million. The Company’s objective is to achieve the mid-point of this range, and not to exceed or fall below the range by more than 5%.

Conference Call Information

eLoyalty management will host a conference call at 5:00 p.m. ET on Wednesday, August 8, 2007. A webcast of the conference call and slide presentation will be available live via the Internet at the Investor Relations section of eLoyalty’s web site at
http://www.eloyalty.com/investor/ where this press release, as well as other financial information that will be discussed on that call, is also available. For those who cannot access the live broadcast, or the continued availability on eLoyalty’s website, a replay of the conference call will also be available beginning

PRESS RELEASE

approximately two hours after the call is completed until August 22, 2007, by dialing (800) 642-1687 or, for international callers, (706) 645-9291. To access the replay, participants will be required to enter the Conference ID of 6877606.

About eLoyalty

eLoyalty is a leading management consulting, systems integration, and managed services company focused on optimizing customer interactions. With professionals throughout North America and an additional presence in Europe, eLoyalty offers a broad range of enterprise CRM services and solutions that include: creating customer strategies; defining technical architectures; improving sales, service and marketing processes; and selecting, implementing, integrating, supporting and hosting best-of-breed CRM and analytics software applications. eLoyalty is focused on growing and developing its business through two primary Service Lines: Behavioral Analytics™ and Converged Internet Protocol Contact Center Solutions. For more information about eLoyalty, visit www.eloyalty.com or call 877-2ELOYAL.

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Act of 1995: Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning specific factors described in eLoyalty’s Form 10-K and other filings with the U.S. Securities and Exchange Commission. Such information contained herein represents management’s best judgment as of the date hereof based on information currently available. eLoyalty does not intend to update this information and disclaims any legal obligation to the contrary. Historical information is not necessarily indicative of future performance.

1	eLoyalty presents Adjusted Earnings, a non-GAAP measure that represents cash earnings performance, excluding the impact of non-cash expenses and expense reduction activities, because management believes that Adjusted Earnings provide investors with a better understanding of the results of eLoyalty’s operations. Management believes that Adjusted Earnings reflect eLoyalty’s resources available to invest in its business and strengthen its balance sheet. In addition, expense reduction activities can vary significantly between periods on the basis of factors that management does not believe reflect current-period operating performance. Although similar adjustments for expense reduction activities may be recorded in future periods, the size and frequency of these adjustments cannot be predicted. The Adjusted Earnings measure should be considered in addition to, not as a substitute for or superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP.

PRESS RELEASE

eLoyalty Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except per share data)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006
Revenue:
Services	$23,301	$15,623	$45,478	$32,502
Product	1,356	3,877	5,763	5,837

Revenue before reimbursed expenses (net revenue)	24,657	19,500	51,241	38,339
Reimbursed expenses	1,313	1,050	2,651	1,838

Total revenue	25,970	20,550	53,892	40,177

Operating Expenses:
Cost of services	15,224	14,384	29,961	28,632
Cost of product	918	3,534	4,432	4,716

Cost of revenue before reimbursed expenses	16,142	17,918	34,393	33,348
Reimbursed expenses	1,313	1,050	2,651	1,838

Total cost of revenue, exclusive of depreciation and amortization shown below:	17,455	18,968	37,044	35,186
Selling, general and administrative	12,089	6,322	24,527	12,355
Severance and related costs	—	(42)	—	345
Depreciation and amortization	948	543	1,721	1,077

Total operating expenses	30,492	25,791	63,292	48,963

Operating loss	(4,522)	(5,241)	(9,400)	(8,786)
Interest and other income (expense), net	591	109	918	259

Loss before income taxes	(3,931)	(5,132)	(8,482)	(8,527)
Income tax provision	(6)	(9)	(2)	(51)

Net loss	(3,937)	(5,141)	(8,484)	(8,578)
Dividends related to Series B preferred stock	(363)	(366)	(729)	(732)

Net loss available to common stockholders	$(4,300)	$(5,507)	$(9,213)	$(9,310)

Basic net loss per common share	$(0.52)	$(0.82)	$(1.13)	$(1.40)

Diluted net loss per common share	$(0.52)	$(0.82)	$(1.13)	$(1.40)

Shares used to calculate basic net loss per share	8,203	6,695	8,119	6,646

Shares used to calculate diluted net loss per share	8,203	6,695	8,119	6,646

Non-cash compensation, primarily restricted stock, included in individual line items above:
Cost of services	$260	$356	$556	$613
Selling, general and administrative	2,195	501	5,506	950

PRESS RELEASE

eLoyalty Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share and per share data)

	June 30, 2007	December 30, 2006
ASSETS:
Current Assets:
Cash and cash equivalents	$30,187	$31,645
Restricted cash	297	283
Receivables, (net of allowances of $93 and $93)	14,226	12,816
Prepaid expenses	8,587	5,352
Other current assets	1,508	2,125

Total current assets	54,805	52,221
Equipment and leasehold improvements, net	5,477	4,793
Goodwill	2,643	2,643
Intangibles, net	820	1,034
Other long-term assets	4,371	3,877

Total assets	$68,116	$64,568

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current Liabilities:
Accounts payable	$6,298	$4,247
Accrued compensation and related costs	4,229	3,479
Unearned revenue	12,668	7,435
Other current liabilities	3,729	4,420

Total current liabilities	26,924	19,581
Long-term unearned revenue	6,984	5,411
Other long-term liabilities	73	60

Total liabilities	33,981	25,052

Commitments and contingencies	—	—
Redeemable Series B convertible preferred stock, $0.01 par value; 5,000,000 shares authorized and designated; 4,054,557 and 4,098,369 shares issued and outstanding with a liquidation preference of $21,402 and $21,633 at June 30, 2007 and December 30, 2006, respectively	20,678	20,902
Stockholders’ Equity:
Preferred stock, $0.01 par value; 35,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized; 9,518,449 and 9,078,794 shares issued at June 30, 2007 and December 30, 2006; and 9,414,650 and 9,078,794 outstanding at June 30, 2007 and December 30, 2006, respectively	95	91
Additional paid-in capital	167,851	162,059
Accumulated deficit	(148,294)	(139,810)
Treasury stock, at cost, 103,799 shares	(2,307)	—
Accumulated other comprehensive loss	(3,888)	(3,726)

Total stockholders’ equity	13,457	18,614

Total liabilities and stockholders’ equity	$68,116	$64,568

PRESS RELEASE

eLoyalty Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in thousands)

	For the Six Months Ended
	June 30, 2007	July 1, 2006
Cash Flows from Operating Activities:
Net loss	$(8,484)	$(8,578)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,721	1,077
Non-cash compensation	6,062	1,563
Provision for uncollectible amounts	152	—
Changes in assets and liabilities:
Receivables	(1,492)	(230)
Prepaid expenses	(3,720)	(4,233)
Accounts payable	2,049	998
Accrued compensation and related costs	722	(384)
Unearned revenue	6,765	8,308
Other liabilities	(693)	362
Other assets	635	(319)

Net cash provided by (used in) operating activities	3,717	(1,436)

Cash Flows from Investing Activities:
Capital expenditures and other	(2,191)	(1,246)

Net cash used in investing activities	(2,191)	(1,246)

Cash Flows from Financing Activities:
Acquisition of treasury stock	(2,307)	—
Payment of Series B dividends	(737)	(732)
Proceeds from exercise of stock options	214	38
Other	10	246

Net cash used in financing activities	(2,820)	(448)

Effect of exchange rate changes on cash and cash equivalents	(164)	393

Decrease in cash and cash equivalents	(1,458)	(2,737)
Cash and cash equivalents, beginning of period	31,645	17,851

Cash and cash equivalents, end of period	$30,187	$15,114

PRESS RELEASE

eLoyalty Corporation

CALCULATION OF ADJUSTED EARNINGS MEASURE

(Unaudited and in thousands)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006
GAAP — Operating loss	$(4,522)	$(5,241)	$(9,400)	$(8,786)

Add back (reduce) the effect of:
Non-cash compensation	2,455	857	6,062	1,563
Severance and related costs	—	(42)	—	345
Depreciation and amortization	948	543	1,721	1,077

Adjusted earnings measure — loss	$(1,119)	$(3,883)	$(1,617)	$(5,801)